Exhibit 99.1

Cactus Announces Full Year and Fourth Quarter 2017 Results

– Full Year Revenues More than Doubled; Fourth Quarter Increased 9.1% Sequentially –

HOUSTON – March 8, 2018 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the full year and fourth quarter of 2017.  On February 12, 2018, Cactus closed its initial public offering (“IPO”) of Class A common stock. The financial results for 2017 and 2016 represent periods during which Cactus’ operating subsidiary was privately-owned.

Key 2017 Operational Highlights

•                 Grew estimated U.S. onshore market share(1) in wellhead product line from 21.2% for fourth quarter 2016 to 26.0% for fourth quarter 2017;

•                 Developed and commercialized further innovations in frac rental offerings to reduce repair time and enhance reliability;

•                 Initiated expansion of its rental fleet to capitalize on higher intensity fracs and larger pad sizes; and

•                 Expanded Suzhou, China facility to improve product and rental margins.

Full Year 2017 Financial Highlights

•                 Increased revenues 120.1% to $341.2 million from $155.0 million in 2016;

•                 Grew income from operations to $88.9 million from $10.6 million in 2016;

•                 Grew net income to $66.5 million from a net loss of $8.2 million in 2016; and

•                 Increased Adjusted EBITDA(2) and related margin(3) to $112.1 million and 32.9%, respectively, from $32.2 million and 20.8%, respectively, in 2016.

Fourth Quarter 2017 Financial Highlights and Recent Events

•                 Reported financial results that were in-line with preliminary estimates from the Company’s prospectus filed with the SEC;

•                 Increased revenues 9.1% to $104.8 million from $96.0 million in the preceding quarter;

•                 Generated income from operations and net income of $28.7 million and $22.8 million, respectively;

•                 Increased Adjusted EBITDA(2) to $35.0 million from $34.1 million in the preceding quarter; and

•                 Completed an upsized IPO(4) in February that allowed the Company to repay its term loan in full.

Financial Summary

	Three Months Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(in thousands)			(in thousands)

Revenues	$104,784	$96,027	$49,547	$341,191	$155,048
Income from operations	$28,737	$28,059	$6,162	$88,863	$10,615
Operating income margin	27.4%	29.2%	12.4%	26.0%	6.8%
Net income (loss)	$22,814	$22,301	$1,346	$66,547	$(8,176)
Adjusted EBITDA (2)	$35,032	$34,133	$11,461	$112,134	$32,217
Adjusted EBITDA margin (3)	33.4%	35.5%	23.1%	32.9%	20.8%

(1)          See definition and calculation of market share in the Supplemental Information tables.

(2)          Adjusted EBITDA is a non-GAAP financial measure.  See definition of Adjusted EBITDA and the reconciliation of GAAP to Non-GAAP financial measures in the Supplemental Information tables.

(3)          The percentage of Adjusted EBITDA to Revenues.

(4)          See Recent Events section for additional information.

Scott Bender, President and CEO of Cactus, commented, “Supported by our talented team, Cactus entered 2017 well positioned to take advantage of the expected improvements in the U.S. onshore unconventional oil and gas market. As evidenced by our outstanding year-over-year financial results, the benefits of our product and service offerings continued to attract a growing customer base. This resulted in further market share increases, including during the second half of 2017.

“Benefiting from the increasing onshore rig count and the number and complexity of wells that are forecast in 2018, we expect another strong year for the Company in 2018 and remain focused on generating superior results and industry leading returns,” added Mr. Bender. “Working closely with our customers, we look forward to providing additional safety and efficiency enhancements to our products and services. In addition, through our recent very successful IPO, we are now well positioned to further grow the business through execution of strategic initiatives that are well aligned with our core competencies while maintaining our focus on return on capital,” concluded Mr. Bender.

Revenue Categories

Product

	Three Months Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(in thousands)			(in thousands)

Product revenue	$57,128	$53,680	$25,929	$189,091	$77,739
Gross profit	$19,662	$19,807	$5,962	$65,061	$14,973
Gross margin	34.4%	36.9%	23.0%	34.4%	19.3%

Fourth quarter 2017 product revenue was up $3.4 million, or 6.4%, sequentially and $31.2 million, or 120.3%, year-over-year. The sequential increase was driven primarily by greater sales volume of production valves and wellhead equipment during the fourth quarter. As expected, gross profit decreased $0.1 million sequentially with margins declining 250 basis points due to a combination of seasonal impacts, higher volume of lower margin commoditized production valves, and greater reliance on the Company’s relatively higher cost U.S. facility related to specific customer orders in excess of expectations. Cactus’ estimated market share was 26.0% for the fourth quarter 2017 compared to 25.6% for the third quarter 2017, while the U.S. onshore quarterly rig count averaged 900 rigs in the fourth quarter 2017 down from 924 rigs in the third quarter 2017.

Rental

	Three Months Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(in thousands)			(in thousands)

Rental revenue	$24,490	$21,199	$13,171	$77,469	$44,372
Gross profit	$12,144	$10,513	$5,119	$36,950	$10,382
Gross margin	49.6%	49.6%	38.9%	47.7%	23.4%

Fourth quarter 2017 rental revenue was up $3.3 million, or 15.5%, sequentially and $11.3 million, or 85.9%, year-over-year. The sequential increase was due to higher demand for frac valves, reflecting greater completions activity across the major U.S. basins in which the Company participates, as well as an increase in Cactus’ rental asset fleet from the capital investments made throughout 2017. Gross profit increased $1.6 million sequentially with margins flat due to higher repair costs in the fourth quarter related to the redeployment of previously underutilized rental assets into basins where activity continues to increase.

Field Service and Other

	Three Months Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(in thousands)			(in thousands)

Field service and other revenue	$23,166	$21,148	$10,447	$74,631	$32,937
Gross profit	$3,575	$4,835	$680	$14,029	$4,467
Gross margin	15.4%	22.9%	6.5%	18.8%	13.6%

Fourth quarter 2017 field service and other revenue was up $2.0 million, or 9.5%, sequentially and $12.7 million, or 121.7%, year-over-year. The sequential increase was due to increased billable hours related to installations. Gross profit declined $1.3 million sequentially with margins decreasing 750 basis points due to seasonal impacts during the fourth quarter. In addition, the Company experienced higher nonbillable and training time related to the strategic ramp up in field service headcount in preparation for an expected increase in U.S. onshore market activity during 2018.

Selling, General and Administrative Expenses (“SG&A”)

SG&A for the fourth quarter 2017 was $6.6 million (6.3% of revenue), compared to $7.1 million (7.4% of revenue) for the third quarter 2017 and $5.6 million (11.3% of revenue) for the fourth quarter 2016. The sequential decline is primarily due to $0.3 million lower legal and professional fees, $0.3 million lower costs incurred during the fourth quarter 2017 associated with preparing to be a public company, and a $0.1 million recovery of bad debt, offset by a $0.2 million increase in costs associated with higher headcount. The fourth quarter year-over-year increase relates to higher headcount associated with significant growth in the business during 2017 and expectations for 2018.

Liquidity and Capital Expenditures

As of December 31, 2017, the Company had $248.5 million outstanding under its term loan and cash on hand of $7.6 million.  The Company’s revolving credit facility was undrawn and total availability as of December 31, 2017 was $50.0 million.  In conjunction with the Company’s IPO, the outstanding term loan was repaid in full.

Net capital expenditures for the fourth quarter 2017 were $9.3 million and $30.7 million for the full year 2017. The majority of the spend related to the addition of rental equipment, particularly frac valves and drilling tools.

Recent Events

On February 12, 2018, Cactus closed its IPO of Class A common shares. Including the exercise in full of the underwriters’ option to purchase an additional 15% of common shares, the Company issued a total of 26,450,000 shares of Class A common stock in the IPO at $19.00 per share, resulting in net proceeds of $467.4 million after deducting underwriting discounts and commissions and offering expenses. Cactus contributed all of the net proceeds of the IPO to its limited liability company operating subsidiary in exchange for units.

The Company caused its operating subsidiary to use the net proceeds to (i) fully repay the outstanding term loan facility, plus accrued interest, of the operating subsidiary of $251.0 million and (ii) distribute $216.4 million pari passu to the legacy owners of the operating subsidiary as part of the corporate reorganization undertaken in connection with the IPO.  In conjunction with the IPO, there are 48,439,772 Class B common shares issued and outstanding, representing the remaining units held by the legacy owners of the operating subsidiary.

Further information on the IPO can be found in the prospectus filed with the Securities and Exchange Commission (“SEC”).

In January 2018, Cactus made a $26.0 million tax distribution payment to legacy owners related to the tax liabilities incurred prior to the IPO. The payment was funded through the borrowing of $26.0 million under the Company’s revolving credit facility.

As of March 7, 2018, Cactus had $8.0 million drawn under the revolving credit facility and $14.0 million cash on hand.

Conference Call Details

Cactus will host a conference call to discuss financial and operational results on Friday, March 9, 2018 at 9:00 AM Central Time (10:00 AM Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Institutional investors and analysts may participate by dialing (800) 263-0877. International parties may dial (323) 794-2094. The access code is 8902876. Please access the webcast or dial in for the call at least 10 minutes ahead of start time to ensure a proper connection.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.

About Cactus

Cactus designs, manufactures, sells and rents a range of highly engineered wellheads and pressure control equipment. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion (including fracturing) and production phases of its customers’ wells. In addition, it provides field services for all its products and rental items to assist with the installation, maintenance and handling of the wellhead and pressure control equipment. Cactus operates 14 service centers in the United States, which are strategically located in the key oil and gas producing regions, including the Permian, SCOOP/STACK, Marcellus, Utica, Eagle Ford and Bakken, among other areas, and one service center in Eastern Australia.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” or other similar words, and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information.  You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed.  When considering these forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout in this news release could cause actual results to differ materially from those contained in any forward-looking statement. Known material factors that could cause the Company’s actual results to differ materially from the results contemplated by such forward-

looking statements are described in the Company’s filings with the Securities and Exchange Commission, and include:

•                 changes in general economic conditions and changes in economic conditions of the crude oil and natural gas industry specifically;

•                 competitive conditions in the industry;

•                 changes in the long-term supply of and demand for crude oil and natural gas;

•                 the ability to realize the anticipated benefits of the Company’s business growth plans;

•                 actions taken by the Company’s customers, competitors, vendors and suppliers;

•                 the financial condition of the Company’s customers;

•                 changes in the availability and cost of capital;

•                 operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond the Company’s control;

•                 the effects of existing and future laws and governmental regulations;

•                 the effects of future litigation; and

•                 other factors discussed in the Company’s filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Cactus does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Cactus to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the SEC in connection with Cactus’ IPO. The risk factors and other factors noted in Cactus’ prospectus could cause its actual results to differ materially from those contained in any forward-looking statement.

Cactus, Inc.
Stephen Tadlock, 713-396-5748
VP and Chief Administrative Officer
IR@CactusWHD.com

Source: Cactus, Inc.

Cactus

Condensed Consolidated Statements of Income

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands)
Revenues
Product revenue	$57,128	$25,929	$189,091	$77,739
Rental revenue	24,490	13,171	77,469	44,372
Field service and other revenue	23,166	10,447	74,631	32,937
Total revenues	104,784	49,547	341,191	155,048

Costs and expenses

Cost of product revenue	37,466	19,967	124,030	62,766
Cost of rental revenue	12,346	8,052	40,519	33,990
Cost of field service and other revenue	19,591	9,767	60,602	28,470
Selling, general and administrative expenses	6,644	5,599	27,177	19,207
Total costs and expenses	76,047	43,385	252,328	144,433
Income from operations	28,737	6,162	88,863	10,615

Interest expense, net	(5,316)	(4,964)	(20,767)	(20,233)
Other income (expense), net	-	-	-	2,251
Income (loss) before income taxes	23,421	1,198	68,096	(7,367)
Income tax expense (a)	607	(148)	1,549	809
Net income (loss)	$22,814	$1,346	$66,547	$(8,176)

(a)       Cactus has historically not been subject to U.S. federal income tax at an entity level.

Cactus

Condensed Consolidated Balance Sheets

(unaudited)

	December 31, 2017	December 31, 2016
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$7,574	$8,688
Accounts receivable, net	84,173	32,289
Inventories	64,450	37,900
Prepaid expenses and other current assets	7,732	3,713
Total current assets	163,929	82,590

Property and equipment, net	94,654	74,870
Goodwill	7,824	7,824
Other noncurrent assets	49	44
Total assets	$266,456	$165,328

Liabilities and Members’ Equity
Current liabilities
Accounts payable	$35,080	$14,002
Accrued expenses and other	10,559	6,430
Capital lease obligations, current portion	4,667	1,134
Current maturities of long-term debt	2,568	2,568
Total current liabilities	52,874	24,134

Capital lease obligations, net of current portion	7,946	2,065
Deferred tax liability, net	416	196
Long-term debt, net	241,437	242,254
Total liabilities	302,673	268,649

Members’ equity (deficit)	(36,217)	(103,321)
Total liabilities and members’ equity (deficit)	$266,456	$165,328

Cactus

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Year Ended December 31,
	2017	2016
	(in thousands)
Cash flows from operating activities
Net income (loss)	$66,547	$(8,176)
Reconciliation of net income (loss) to net cash provided by operating activities
Depreciation and amortization	23,271	21,241
Debt discount and deferred loan cost amortization	1,752	1,777
Stock-based compensation	-	361
Provision for (recovery of) bad debts	(100)	(357)
Inventory obsolescence	1,259	1,851
Loss on disposal of assets	534	950
Deferred income taxes	220	132
Gain on debt extinguishment	-	(2,251)
Changes in operating assets and liabilities
Accounts receivable-trade	(50,094)	509
Inventories	(28,279)	4,126
Prepaid expenses and other assets	(4,012)	1,080
Accounts payable-trade	19,505	5,014
Accrued expenses and other liabilities	4,104	(2,282)
Net cash provided by operating activities	34,707	23,975

Cash flows from investing activities
Capital expenditures	(32,074)	(21,677)
Patent expenditures	(8)	(44)
Proceeds from sale of assets	1,404	4,363
Net cash used in investing activities	(30,678)	(17,358)

Cash flows from financing activities
Principal payments on long-term debt	(2,569)	(7,908)
Payments on capital leases	(2,744)	(208)
Distributions to members	-	(2,055)
Net cash used in financing activities	(5,313)	(10,171)

Effect of exchange rate changes on cash and cash equivalents	170	(284)

Net increase (decrease) in cash and cash equivalents	(1,114)	(3,838)

Cash and cash equivalents
Beginning of period	8,688	12,526
End of period	$7,574	$8,688

Cactus – Supplemental Information

Market Share(1)

(unaudited)

	Three Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016

Cactus rigs followed	234	237	120
Baker Hughes U.S. onshore rig count quarterly average	900	924	565
Market share (1)	26.0%	25.6%	21.2%

(1)        Market share represents the average number of active U.S. onshore rigs Cactus followed (which Cactus defines as the number of active U.S. onshore drilling rigs to which it was the primary provider of wellhead products and corresponding services during drilling) as of mid-month for each of the three months in the applicable quarter divided by the Baker Hughes U.S. onshore rig count quarterly average.  Cactus believes that comparing the total number of active U.S. onshore rigs to which it was providing its products and services at a given time to the number of active U.S. onshore rigs during the same period provides Cactus with a reasonable approximation of its market share with respect to wellhead products sold and the corresponding services it provides.

Cactus – Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA(2)

(unaudited)

	Three Months Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(in thousands)
Net income (loss)	$22,814	$22,301	$1,346	$66,547	$(8,176)
Interest expense, net	5,316	5,279	4,964	20,767	20,233
Income tax expense	607	479	(148)	1,549	809
Depreciation and amortization	6,295	6,074	5,299	23,271	21,241
EBITDA (2)	35,032	34,133	11,461	112,134	34,107

(Gain) loss on debt extinguishment	-	-	-	-	(2,251)
Stock-based compensation	-	-	-	-	361
Adjusted EBITDA (2)	$35,032	$34,133	$11,461	$112,134	$32,217

(2)        EBITDA and Adjusted EBITDA are not measures of net income as determined by GAAP. EBITDA and Adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income before net interest expense, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding (gain) loss on debt extinguishment and stock-based compensation.

Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus presents EBITDA and Adjusted EBITDA because it believes they provide useful information regarding the factors and trends affecting the Company’s business.

Cactus – Supplemental Information

Depreciation and Amortization by Category

(unaudited)

	Three Months Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(in thousands)
Cost of product revenue	$812	$796	$759	$3,169	$2,869
Cost of rental revenue	3,909	3,814	3,693	14,912	15,121
Cost of field service and other revenue	1,479	1,365	732	4,786	2,659
Selling, general and administrative expenses	95	99	115	404	592
Total depreciation and amortization	$6,295	$6,074	$5,299	$23,271	$21,241